SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:                    |_|  Confidential, for Use of the
|_|  Preliminary Proxy Statement                   Commission Only (as permitted
|X|  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to |_| Rule 240.14a-11(c) or |_| Rule
     240.14a-12

                              Research Incorporated
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          [RESEARCH, INCORPORATED LOGO]

                    Notice of Annual Meeting of Shareholders

                                February 6, 2001



         Notice is hereby given that the Annual Meeting of Shareholders of Research, Incorporated will be held at the corporate offices, 6425 Flying Cloud Drive, Eden Prairie, Minnesota, on Tuesday, February 6, 2001 at 5:00 p.m., local time, for the following purposes:

         1. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

         2. To ratify and approve the selection of independent public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors


                                       Charles P. Moorse, SECRETARY

Minneapolis, Minnesota
December 29, 2000

         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY.

                             RESEARCH, INCORPORATED

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Research, Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on February 6, 2001. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The Company's corporate offices are located at 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344 and its telephone number is
(952) 941-3300. The mailing of this proxy statement to shareholders of the Company commenced on or about December 29, 2000.

         The Company has outstanding only one class of capital stock, $.50 per share par value Common Stock, of which 1,322,663 shares were issued and outstanding and entitled to vote at the close of business on December 15, 2000. Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights in connection with the election of directors by giving written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Mere execution of a proxy will not provide a shareholder with cumulative voting. If the conditions which would allow cumulative voting are satisfied, the Board of Directors solicits discretionary authority to cumulate votes and unless authority to vote for a director is withheld on the proxy card, the proxy holders will cast the votes represented by the Board of Directors' proxies for the nominees proposed by the Board of Directors and will not vote for any other nominees. Only shareholders of record at the close of business on December 15, 2000 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

         The following table includes information as of December 15, 2000 concerning the beneficial ownership of the Common Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors and director nominees of the Company, (iii) each executive officer named in the Summary Compensation Table on page 5, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

       NAME AND ADDRESS OF                    AMOUNT OF           PERCENT
        BENEFICIAL OWNER                   STOCK OWNERSHIP        OF CLASS
----------------------------------         ---------------        --------

Kenneth G. Anderson(1)                         107,492              8.13%
5209 Doncaster Way
Minneapolis, MN 55436

Dimensional Fund Advisors, Inc.(2)              81,600              6.17%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

Claude C. Johnson(3)(4)                         67,483 (5)          4.97%

Edward L. Lundstrom(3)                           2,186 (5)             *

Gerald E. Magnuson(6)                            7,498 (5)(7)          *

Charles G. Schiefelbein(3)                      67,198 (5)(8)       5.07%

John G. Colwell, Jr.(3)                          1,561 (5)             *

Michael J. Pudil(9)                                 --                 *

Bruce E. Bailey(4)                              24,247 (5)          1.81%

Norman R. Cox(4)                                15,904 (5)          1.20%

Richard L. Grose(4)                             11,232 (5)             *

Karen M. O'Rourke(4)                            14,213 (5)          1.07%



All Directors and Officers                     218,376 (5)         15.41%
  as a Group (12 persons)

--------------------------
* Less than 1%

(1) Based on Form 13G filed with the Securities and Exchange Commission on March 23, 2000. Includes 24,392 shares owned directly by Mr. K.G. Anderson's wife as to which he disclaims beneficial ownership.
(2) Based upon Form 13G filed with the Securities and Exchange Commission on February 3, 2000.
(3) Serves as a director of the Company and has been nominated for re-election.
(4) Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 5.
(5) Includes the following number of shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options:
         Mr. Johnson, 34,125 shares; Mr. Lundstrom, 1,561 shares; Mr. Magnuson, 2,186 shares; Mr. Schiefelbein, 2,030 shares; Mr. Colwell, 936 shares; Mr. Bailey, 19,375 shares; Mr. Cox, 12,000 shares; Mr. Grose, 9,000 shares; Ms. O'Rourke, 9,500 shares; and all directors and officers as a group, 94,713 shares.
(6)      Serves as a director of the Company.
(7) Includes 1,250 shares owned directly by Mr. Magnuson's wife as to which he disclaims beneficial ownership.
(8) Includes 11,250 shares owned directly by the Peace Shalom Foundation, of which Mr. Schiefelbein is a director. Mr. Schiefelbein disclaims beneficial ownership of these shares.
(9)      Nominated for election to the Board of Directors.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Five directors will be elected at the Annual Meeting of Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. Mr. Magnuson is retiring from the Board of Directors. The Board of Directors has nominated for election the five persons named below. Except Mr. Pudil, all of the nominees are presently directors of the Company and all were elected by the shareholders. It is intended that proxies will be voted for the named nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.


                                       PRINCIPAL OCCUPATION             DIRECTOR
NAME AND AGE                          AND OTHER DIRECTORSHIPS            SINCE
------------                  ----------------------------------------  --------

John G. Colwell, Jr. (43)     Private Investor; From 1996 to 1999,        1997
                              President, Colwell Industries (graphic
                              arts company); from 1986 to 1996, Group
                              President, Banta Corp. (graphic arts
                              company).

Claude C. Johnson (56)        President and Chief Executive Officer of    1992
                              the Company since July 1992.

Edward L. Lundstrom (50)      President, Chief Executive Officer, and     1996
                              Director of Sheldahl, Inc.

                                       PRINCIPAL OCCUPATION             DIRECTOR
NAME AND AGE                          AND OTHER DIRECTORSHIPS            SINCE
------------                  ----------------------------------------  --------

Michael J. Pudil (52)         President, Chief Executive Officer, and      --
                              Director of WSI Industries, Inc.

Charles G. Schiefelbein (62)  Since August, 1996, President of Capital    1989
                              Growth Services (a consulting and
                              investing firm); from 1991 to August,
                              1996, Chairman of the Board, Computer
                              Petroleum Corporation, St. Paul,
                              Minnesota (publicly traded company with
                              a custom delivered database of petroleum information); Director of Waters
                              Instruments, Inc.

         The Board of Directors met five times during fiscal year 2000 All directors attended 100% of the meetings of the Board of Directors and any committee on which he served.

         The Company has two standing committees, the Compensation Committee and the Audit Committee. The Compensation Committee, which was formed in fiscal year 2001, is comprised of Messrs. Schiefelbein (Chairman), Lundstrom and Colwell. During fiscal year 2000, the duties normally reserved for a compensation committee were undertaken by the full Board of Directors, with Mr. Johnson, the only employee of the Company on the Board, excusing himself from deliberations and votes concerning matters related to his compensation.

         The Audit Committee which met one time during fiscal year 2000, is currently comprised of Messrs. J.G. Colwell, Jr. (Chairman), C.G. Schiefelbein, E.L. Lundstrom and G.E. Magnuson. The Audit Committee meets with the Company's independent public accountants and representatives of management. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent auditors' examination, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments, and approves any material non-audit services to be provided by the Company's independent public accountants.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending September 30, 2000, 1999 and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such years, to Claude C. Johnson, the Company's President and Chief Executive Officer, and to each other executive officer of the Company (together with Mr. Johnson, the "Named Executives") whose total cash compensation exceeded $100,000 during fiscal year 2000 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                             ANNUAL COMPENSATION     COMPENSATION
                                             -------------------     ------------
                             FISCAL YEAR
                                ENDED                                    STOCK         ALL OTHER
NAME AND POSITION            SEPTEMBER 30     SALARY       BONUS       OPTIONS(1)    COMPENSATION(2)
-----------------            ------------     ------       -----       ----------    ---------------
Claude C. Johnson                2000         173,548      42,203           -0-           12,423
   President and Chief           1999         158,941      40,500        27,000            8,226
   Executive Officer             1998         154,985         -0-         7,500            5,029

Bruce E. Bailey                  2000         116,007      34,772           -0-           10,731
   Vice President,               1999         107,065      55,863        16,000            5,758
   Drying Division               1998         104,723         -0-         3,500            3,924

Norman R. Cox                    2000          98,837       9,386           -0-            8,033
   Vice President,               1999          89,937        5938         7,000            5,407
   Thermal Solutions             1998          83,212         -0-         3,000            4,475
    Division

Richard L. Grose                 2000          83,577      31,512         8,000            7,847
   Vice President,               1999          67,974      18,250         5,000            4,262
   Research International        1998          61,808         -0-         1,000            3,596

Karen O'Rourke                   2000          82,758      21,101           -0-            7,370
   Vice President,               1999          71,813      19,000         5,000            4,465
   Human Resources               1998          68,480         -0-         1,000            3,923

--------------------
(1) Reflects the number of shares purchasable under option grants, as adjusted for the Company's December 31, 1997 5-for-4 stock split.
(2) Reflects 401(k) matching and discretionary contributions made by the Company in fiscal 2000 under the Company's profit sharing retirement plan of $12,423 for Mr. Johnson, $10,731 for Mr. Bailey, $8,033 for Mr. Cox, $7,847 for Mr. Grose; $7,370 for Ms. O'Rourke, and the payment during fiscal 2000 for life insurance premiums of $648 for Mr. Johnson, Mr. Bailey, Mr. Cox, Mr. Grose and Ms. O'Rourke.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during the last fiscal year:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
----------------------------------------------------------------------------   --------------------
                                                                               POTENTIAL REALIZABLE
                        NUMBER                                                    VALUE AT ASSUMED
                          OF       % OF TOTAL                                     ANNUAL RATES OF
                      SECURITIES     OPTIONS                                        STOCK PRICE
                        UNDER-      GRANTED TO                                      APPRECIATION
                        LYING       EMPLOYEES      EXERCISE                        FOR OPTION TERM
                       OPTIONS      IN FISCAL       PRICE       EXPIRATION
        NAME           GRANTED        YEAR        PER SHARE        DATE          5%          10%
----------------------------------------------------------------------------   --------------------
Claude C. Johnson          --            --           --               --          --           --

Bruce E. Bailey            --            --           --               --          --           --

Norman  R. Cox             --            --           --               --          --           --

Richard L. Grose        8,000        51.61%        7.094        5-11-2005      15,680       34,648

Karen M. O'Rourke          --            --           --               --          --           --



          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED IN-THE-
                      SHARES                     NUMBER OF UNEXERCISED             MONEY OPTIONS AS OF
                     ACQUIRED                OPTIONS AT SEPTEMBER 30, 2000        SEPTEMBER 30, 2000(1)
                        ON         VALUE     -----------------------------    -----------------------------
       NAME          EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    ----------       --------    --------    -----------    -------------     -----------     -------------
Claude C. Johnson       834        7,875       28,000           27,750          $18,277          $38,150

Bruce E. Bailey         595        5,625       16,062           15,938           10,772           22,589

Norman R.Cox             --           --        7,937            8,313            5,723           10,219

Richard L. Grose        500          825        7,187           13,813            4,554            7,548

Karen M. O'Rouke        298        2,813        7,687            5,813            4,832            7,548

------------------------
(1) Based on the market price of $5.156 per share, the average of the high and low trading price of the Company's Common Stock on September 29, 2000, the last trading day of fiscal 2000. Value is calculated on the difference between the option exercise price and $5.156 multiplied by the number of shares of common stock underlying the options, but before taxes associated with exercise.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

         In fiscal 2000, decisions on compensation of the Company's executives were made by the full Board of Directors of the Company consisting of Messrs. Johnson, Schiefelbein, Lundstrom, Magnuson, and Colwell, with Mr. Johnson, the only employee of the Company on the Board, excusing himself from deliberations and votes concerning matters related to his compensation. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's compensation policies for fiscal year 2000 as they affected Mr. Johnson, the Company's President and Chief Executive Officer, and the other executive officers.

         COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Company's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The Company's executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans. The Board has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Board has historically established on an annual basis certain profitability targets and performance objectives at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer's base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Company's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In order to direct the Company's executives toward steady growth and to retain the executive's services, the stock options granted are exercisable, and vest over a five-year period.

         RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS. In fiscal year 2000, $138,974 in bonuses were paid to the Named Executives. In addition, the Company granted stock options to the Named Executives in order to focus them on long-term Company performance which results in improvement in shareholder value and provides earning potential to the executives.

         At various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to Company performance.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation package for Claude C. Johnson, the Company's Chief Executive Officer, was set by the Board of Directors. The compensation for Mr. Johnson was determined by using a process and philosophy similar to that used for all executives. In fiscal 2000, Mr. Johnson received a bonus of $42,203.

                      SUBMITTED BY THE BOARD OF DIRECTORS:

         Claude C. Johnson    Edward L. Lundstrom    Gerald E. Magnuson
                Charles G. Schiefelbein    John G. Colwell, Jr.

         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Magnuson, a director and the Company's former Secretary, is retired from the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such services. In addition, Mr. Magnuson is retiring from the Company's Board of Directors on February 6, 2001. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year.

BOARD AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on May 11, 2000, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards.

         The Audit Committee held one meeting during fiscal year 2000. The meeting was designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Arthur Andersen LLP.

         During this meeting, the Audit Committee reviewed and discussed the audited financial statements with management and Arthur Andersen LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Arthur Andersen LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Arthur Andersen LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Arthur Andersen LLP.

         Based on the discussions with management and Arthur Andersen LLP., the Audit Committee's review of the representations of management and the report of Arthur Andersen LLP., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

      SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

      John G. Colwell, Jr.   Charles G. Schiefelbein   Edward L. Lundstrom
                               Gerald E. Magnuson

         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of September 30, 1995 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends.


                COMPARISON OF FIVE-YEAR COMULATIVE TOTAL RETURN

                               [PLOT POINTS CHART]

                            9/30/95  9/30/96  9/30/97  9/30/98  9/30/99  9/30/00
                            -------  -------  -------  -------  -------  -------

Research, Inc.               $100       $72     $107      $45     $113      $95

Nasdaq Stock Market (U.S.)   $100      $119     $163     $165     $270     $359

Nasdaq Non-Financial         $100      $117     $157     $157     $268     $365
Stocks

DIRECTOR COMPENSATION

         Directors who are not employees of the Company (currently all directors except Mr. Johnson) are paid a retainer of $4,000 and a fee of $400 for each meeting of the Board of Directors or any committee thereof. No additional compensation for serving as a director was paid to Mr. Johnson during the last fiscal year. Mr. Magnuson was paid a retainer of $4,000 for serving as Secretary to the Company during fiscal 2000. Lindquist & Vennum P.L.L.P., of which Mr. Magnuson is a retired partner, was paid for legal services rendered to the Company during fiscal year 2000. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such legal services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company.

         Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the shareholders an option to purchase 625 shares of the Company's Common Stock (adjusted from 500 shares to reflect the Company's December 31, 1997 5-for-4 stock split) on the date of such election or re-election. Each director's option is to purchase 625 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a five- year period. The options vest in increments of 25% per year beginning one year after the date of grant.

         The Company has a retirement program for directors who are not full-time employees of the Company at the time of retirement which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, will commence at the later of the time of retirement or when the director becomes 65 years old and will be subject to proportionate reduction if the director has served the Company less than ten years. The maximum number of years that the benefit is payable is ten years. Former directors who receive the retirement benefit will be available to the Company as reasonably requested for consultation and advice, including attendance at Board or committee meetings if requested, and will be reimbursed for out-of-pocket expenses in connection with such meetings. Former directors receiving retirement benefits will also agree not to engage in substantial activity competitive with the business of the Company.

EMPLOYMENT AND OTHER AGREEMENTS

         The Company has entered into employment agreements with certain employees including all of its executive officers. The employment agreements provide, among other things, for a lump sum cash payment to such individuals following a change in control of the Company equal to a number of months (ranging from six to twelve) divided by twelve and multiplied by the individual's annual compensation then in effect. In general, a "change of control" would include a change resulting from a corporate reorganization of the Company which results in the stockholders of the Company immediately prior to such reorganization owning less than 50% of the combined voting power of the capital stock of the surviving company immediately following such reorganization, sale of all or substantially all of the assets of the company, sale of substantially all of the assets of a business unit if employee is the manager or staff member of that business unit immediately prior to such sale, or the termination of employee's employment with the Company as a result of the sale of a business unit, whether or not employee is assigned to that business unit. If a change of control had occurred at the end of fiscal year 2000, the following individuals would have received the approximate amounts indicated pursuant to the employment agreements: Mr. Johnson, $170,000; Mr. Bailey $86,250; Mr. Cox, $73,500; Mr. Grose, $66,000; Ms. O'Rourke, $42,500; and all
current executive officers as a group, $518,250.

         The Company has also adopted a Severance Plan covering certain of its employees including all of its executive officers. The Severance Plan provides for cash severance payments to such individuals equal to a number of months (ranging from six to twelve) divided by twelve and multiplied by the individual's annual compensation then in effect. Participants shall be entitled to a payment under the Severance Plan only (i) if such employees are terminated without cause, (ii) voluntarily terminate their employment as a result of a significant reduction in duties or compensation and are not offered a similar position, or (iii) are not offered continued employment after a change of control, as defined above. If any of the above events had occurred at the end of fiscal year 2000 which would have entitled all participants under the Severance Plan to receive payments, the following impacted individuals would have received the approximate amounts indicated pursuant to the Severance Plan: Mr. Johnson, $170,000; Mr. Bailey $115,000; Mr. Cox, $98,000; Mr. Grose, $88,000; Ms.
O'Rourke, $85,000; and all current executive officers as a group, $716,000.


                             APPROVAL OF ACCOUNTANTS
                                  (PROPOSAL 2)

         Arthur Andersen LLP, independent public accountants, have been the auditors for the Company since 1956. They have been reappointed by the Board of Directors as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

         A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR
                                 ANDERSEN LLP.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to submit a proposal for action at the 2002 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344 addressed to Investor Relations, no later than August 18, 2001 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a- 4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2002 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by November 15, 2001, the Company will be allowed to use its voting authority as described above.

                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, all
Section 16(a) filing requirements applicable to its insiders were complied with.

OTHER MATTERS

         The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

         The Company's Annual Report to Shareholders which includes the Company's Report on Form 10-K for the fiscal year ended September 30, 2000 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge additional copies of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Research, Incorporated, 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Investor Relations, or by calling the Company at (952) 941-3300.

                                       By Order of the Board of Directors

                                       Charles P. Moorse, SECRETARY

                                                                      Appendix A

                             RESEARCH, INCORPORATED
                             AUDIT COMMITTEE CHARTER

Responsibilities and Authority

     The Audit Committee reports to the Board of Directors. Its primary focus is to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committee is granted the authority to investigate any activity of the Company and it is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. In addition, the Committee will perform such other functions as assigned by law, the Company's Bylaws or the Board of Directors.

Membership

     The Committee shall be composed of not less than three members, appointed annually by the Board. The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Meetings

     The Committee shall meet at least four times a year. The agenda of each meeting will generally be prepared by the Chief Financial Officer or equivalent ("Finance Officer"), with input from the Committee Chairman and Committee members, and circulated to each member of the Committee prior to the meeting date. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Specific Duties

     Relationship with Independent Accountant

     * The outside auditor is accountable to the Board of Directors. The Audit Committee shall provide for an open avenue of communications between the independent accountant and the Board and, at least once annually, meet with the independent accountants in private session. This session shall be held prior to the publication of the annual financial statements and related footnotes.

     * As shareholder representatives, the Board of Directors shall exercise the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountant upon the recommendation of the Audit Committee. In connection with this duty, the Committee shall receive on an annual basis a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review services performed by the independent accountants, including the type and extent of non-audit services performed and the impact that these services may have on the public accountant's independence.

     * Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent accountant's judgment on the quality, not just the acceptability, of the Company's accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

     Relationship with the Accounting Department

     * The Finance Officer is accountable to the Chairman of the Committee. The Audit Committee shall provide for an open avenue of communication between the Accounting Department and the Board and, at least once annually, meet with the Finance Officer in private session.

     * Review and concur in the appointment, replacement, reassignment or dismissal of the Finance Officer and review his/her independence from management.

     * Review the Accounting Department's mission, objectives and resources and its annual plan, including its coordination with the independent accountants.

     * Review the results of Internal Audit activities and its evaluation of the system of internal controls and discuss with the Finance Officer any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

     Relationship with Management

     * Before publication, review the quarterly and annual financial statements and related footnotes with both management and the independent accountant.

     * Review any significant changes in accounting principles.

     * Review significant accounting, reporting, regulatory or industry developments affecting the Company.

     Other

     * Periodically review, with management and the Finance Officer, programs established by management and the Board to monitor legal compliance and ethics.

     * Discuss with management, the independent accountant and the Finance Officer any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

     * Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant or Internal Audit.

                      [LOGO] RESEARCH, INCORPORATED

                             RESEARCH, INCORPORATED

                         ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, FEBRUARY 6, 2001

                             EDEN PRAIRIE, MINNESOTA








RESEARCH, INCORPORATED
6425 FLYING CLOUD DRIVE
EDEN PRAIRIE, MN 55344                                                     PROXY
--------------------------------------------------------------------------------

PROXY SOLICITED BY BOARD OF DIRECTORS


The undersigned hereby appoints Claude C. Johnson and Charles G. Schiefelbein, or either of them, proxies with full power of substitution to vote, in their discretion, all shares of common stock of Research, Incorporated of record in the name of the undersigned at the close of business on December 15, 2000 at the Annual Meeting of Shareholders to be held in Eden Prairie, Minnesota on February 6, 2001, or at any adjournment or adjournments thereof, hereby revoking all former proxies.





           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED BUSINESS REPLY ENVELOPE.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]





           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors:  01 John G. Colwell, Jr.  04 Michael J. Pudil         [ ] FOR all nominees     [ ] WITHHOLD
                            02 Claude C. Johnson     05 Charles G. Schiefelbein      (except as marked        AUTHORITY to vote
                            03 Edward L. Lundstrom                                   to the contrary below)   for all nominees

                                                                                  _____________________________________________
(INSTRUCTIONS: IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE,            |                                             |
MARK THE "FOR" BOX AND WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE              |_____________________________________________|
BOX PROVIDED TO THE RIGHT.)

2.  Proposal to ratify appointment of Arthur Andersen LLP as independent public  [ ] For       [ ] Against       [ ] Abstain
    accountants.

3.  In their discretion upon any other matters coming before the meeting.

THE SHARE(S) REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN
ACCORDANCE WITH THE SPECIFICATIONS MADE AND WILL BE VOTED "FOR" SUCH PROPOSALS
IF THERE IS NO SPECIFICATION. IF CUMULATIVE VOTING IS IMPLEMENTED AT THE
MEETING, THE ABOVE-NAMED PROXY HOLDERS ARE EMPOWERED TO CUMULATE VOTES AMONG THE
ABOVE NOMINEES AS THEY MAY DETERMINE, IN THEIR SOLE DISCRETION.

Address Change? Mark Box [ ]       Indicate changes below:                           Date __________________________ ____

                                                                                  _____________________________________________
                                                                                 |                                             |
                                                                                 |_____________________________________________|

                                                                                 Signature(s) in Box
                                                                                 Please sign your name(s) exactly as shown at
                                                                                 left. When signing as executor, administrator,
                                                                                 trustee, or guardian, give full title as such;
                                                                                 when shares have been issued in names of two or
                                                                                 more persons, all should sign.